Exhibit 99.1

Contact: Andrew Hinton
(919) 774-6700

THE PANTRY ANNOUNCES SECOND QUARTER FISCAL 2014 RESULTS

Cary, North Carolina, May 1, 2014 - The Pantry, Inc. (NASDAQ: PTRY), a leading independently operated convenience store chain in the southeastern U.S., today announced financial results for its fiscal second quarter ended March 27, 2014.

Second Quarter Summary:

•
Net loss was $10.3 million or $0.45 per share. This compares to net loss of $6.9 million or $0.30 per share in last year's second quarter. Excluding the impact of impairment charges, net loss for the second quarter of fiscal 2014 was $9.8 million, or $0.43 per share, compared to net loss of $6.3 million, or $0.28 per share, in the prior year (see reconciliation below).

•	Adjusted EBITDA was $36.2 million, down from $39.1 million a year ago (see reconciliation below).

•	Comparable store merchandise revenue increased 2.3% even though challenging weather conditions constrained customer traffic.

•	Merchandise gross margin improved to 34.0% from 33.7% in the prior year quarter as packaged beverage and food service mix increased as a percent of merchandise sales.

•
Fuel gross profit declined to $42.6 million from $48.4 million a year ago as wholesale fuel costs increased during much of the quarter putting pressure on fuel margins. Retail fuel margin per gallon decreased $0.01 from the prior year quarter to $0.107 per gallon. Comparable store fuel gallons were down 3.2% and were also negatively impacted by weather during the quarter.

•
Store operating and general and administrative expenses were $151.1 million compared to $150.5 million a year ago. Second quarter 2014 expenses included $1.0 million in proxy contest costs related to our annual stockholders meeting held on March 13, 2014.

•	Our effective tax rate for the second quarter of fiscal 2014 was 31.3% compared to 49.0% in the second quarter of fiscal 2013.

•	Q2 store portfolio activity included completing seven remodels, adding three new QSRs and closing four stores.

President and Chief Executive Officer Dennis G. Hatchell said, "We were encouraged with our second quarter results even though they were affected by unfavorable weather. Improved merchandising effectiveness drove a 3.6% increase in merchandise sales per customer as well as the 2.3% merchandise comparable store sales growth for the quarter. Despite continued progress inside our stores, lower fuel margins caused the year-over-year decline in Adjusted EBITDA. We remain focused on unlocking the company’s potential as we build on the positive inside sales results and continue our efforts to improve fuel performance.”

Fiscal 2014 Outlook

The Company announced the following guidance ranges for its expected performance in fiscal 2014, which is a 52-week fiscal year:

	Q3 FY13	Q3 FY14 Guidance(1)		FY13	FY14 Guidance(1)
	Actual	Low	High	Actual	Low	High

Merchandise sales ($B)	$0.477	$0.480	$0.490	$1.80	$1.82	$1.85

Merchandise gross margin	33.8%	34.0%	34.5%	34.0%	33.8%	34.2%

Retail fuel gallons (B)	0.432	0.412	0.422	1.71	1.63	1.66

Retail fuel margin per gallon	$0.123	$0.100	$0.130	$0.115	$0.105	$0.125

Store operating and general and administrative expenses ($M)	$149	$155	$158	$609	$614	$624

Depreciation & amortization ($M)	$29	$28	$29	$118	$112	$117

Effective corporate tax rate	54.9%	33.0%	35.0%	65.8%	32.0%	34.0%

Interest expense ($M)	$22	$21	$22	$89	$83	$85

Capital expenditures, net ($M)	$20	$23	$26	$85	$90	$100

(1) Fiscal 2014 guidance assumes closure of approximately 30 stores.

Conference Call
Interested parties are invited to listen to the second quarter earnings conference call scheduled for Thursday, May 1, 2014 at 8:30 a.m. Eastern Time. The call will be broadcast live over the Internet and will be accessible through the Investors section of the Company's website at www.thepantry.com. A slide presentation for the conference call will also be available for download at the investor section of the Company's website. An online archive will be available immediately following the call and will be accessible for 30 days.

Use of Non-GAAP Measures

Adjusted EBITDA

Adjusted EBITDA is defined by the Company as net income (loss) before interest expense, gain/loss on extinguishment of debt, income taxes, impairment charges and depreciation and amortization. Adjusted EBITDA is not a measure of operating performance or liquidity under generally accepted accounting principles in the United States of America ("GAAP") and should not be considered as a substitute for net income, cash flows from operating activities or other income or cash flow statement data. The Company has included information concerning Adjusted EBITDA because it believes investors find this information useful as a reflection of the resources available for strategic opportunities including, among others, to invest in the Company's business, make strategic acquisitions and to service debt. Management also uses Adjusted EBITDA to review the performance of the Company's business directly resulting from its retail operations and for budgeting and compensation targets. Adjusted EBITDA does not include impairment of long-lived assets and other charges. The Company excluded the effect of impairment losses because it believes that including them in Adjusted EBITDA is not consistent with reflecting the ongoing performance of its remaining assets. Adjusted EBITDA does not include gain/loss on extinguishment of debt because it represents financing activities and is not indicative of the ongoing performance of the Company's remaining stores.

Net Income and Net Income Per Share Excluding Certain Items

In addition to net income and net income per share presented in accordance with GAAP, the Company has also presented net income and net income per share for the three months ended March 27, 2014 excluding the after-tax impact of non-cash charges related to impairment. Management believes that investors find this information useful as a reflection of the Company's underlying operating performance and that this information facilitates comparisons between the Company and other companies in its industry. Management uses these measures as part of its preparation of operating plans, budgets and forecasts and in its assessment of the Company's historical performance.

Additional Information Regarding Non-GAAP Measures

Any measure that excludes interest expense, gain/loss on extinguishment of debt, depreciation and amortization, impairment charges, or income taxes has material limitations because the Company uses debt and lease financing in order to finance its operations and acquisitions, uses capital and intangible assets in its business and must pay income taxes as a necessary element of its operations. Due to these limitations, the Company uses non-GAAP measures in addition to and in conjunction with results and cash flows presented in accordance with GAAP. The Company strongly encourages investors to review its consolidated financial statements and publicly filed reports in their entirety and not to rely on any single financial measure.

Because non-GAAP financial measures are not standardized, the measures referenced above, each as defined by the Company, may not be comparable to similarly titled measures reported by other companies. It therefore may not be possible to compare the Company's use of these measures with non-GAAP financial measures having the same or similar names used by other companies.

About The Pantry

Headquartered in Cary, North Carolina, The Pantry, Inc. is a leading independently operated convenience store chain in the southeastern United States and one of the largest independently operated convenience store chains in the country. As of May 1, 2014, the Company operated 1,534 stores in thirteen states under select banners, including Kangaroo Express®, its primary operating banner. The Pantry's stores offer a broad selection of merchandise, as well as fuel and other ancillary services designed to appeal to the convenience needs of its customers.

Safe Harbor Statement

Statements made by the Company in this press release relating to future plans, events, or financial condition or performance are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified by the use of words such as "expect," "plan," "anticipate," "intend," "outlook," "guidance," "believes," "should," "target," "goal," "forecast," "will," "may" or words of similar meaning. Forward-looking statements are likely to address matters such as the Company's anticipated financial condition and performance, including sales, expenses, margins, tax rates, capital expenditures, profits, cash flows, liquidity and debt levels, as well as our pricing and merchandising strategies and their anticipated impact and our intentions with respect to acquisitions, the construction of new stores, including additional quick service restaurants, and the remodeling of our existing stores. These forward-looking statements are based on the Company's current plans and expectations and involve a number of risks and uncertainties that could cause actual results and events to vary materially from the results and events anticipated or implied by such forward-looking statements. Any number of factors could affect actual results and events, including, without limitation; the Company's ability to enhance its operating performance through its in-store initiatives and its store remodel program; fluctuations in domestic and global petroleum and fuel markets; realizing expected benefits from the Company's fuel supply agreements; changes in the competitive landscape of the convenience store industry, including fuel stations and other non-traditional retailers located in the Company's markets; the effect of national and regional economic conditions on the convenience store industry and the Company's markets; the global financial crisis and uncertainty in global economic conditions; wholesale cost increases of, and tax increases on, tobacco products; the effect of regional weather conditions and climate change on customer traffic and spending; legal, technological, political and scientific developments regarding climate change; financial difficulties of suppliers, including the Company's principal suppliers of fuel and merchandise, and their ability to continue to supply its stores; the Company's financial leverage and debt covenants; a disruption of our IT systems or a failure to protect sensitive customer, employee or vendor data; the ability of the Company to identify suitable new store sites and acquisition targets and to take advantage of expected synergies in connection with acquisitions; the actual operating results of new or acquired stores; the ability of the Company to divest non-core assets; environmental risks associated with selling petroleum products; and governmental laws and regulations, including those relating to the environment and the impact of mandated health care laws. These and other risk factors are discussed in the Company's Annual Report on Form 10-K and in its other filings with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release are based on the Company's estimates and plans as of May 1, 2014. While the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so.

The Pantry, Inc.
Unaudited Condensed Consolidated Statements of Operations and Selected Financial Data
(In thousands, except per share and per gallon amounts, margin data and store count)

	Three Months Ended		Six Months Ended
	March 27, 2014	March 28, 2013	March 27, 2014	March 28, 2013
Revenues:
Merchandise	$426,082	$418,949	$866,862	$847,797
Fuel	1,341,119	1,473,268	2,704,418	2,959,627
Total revenues	1,767,201	1,892,217	3,571,280	3,807,424
Costs and operating expenses:
Merchandise cost of goods sold	281,323	277,803	574,324	559,758
Fuel cost of goods sold	1,298,569	1,424,829	2,613,186	2,862,020
Store operating	125,463	125,257	253,532	248,533
General and administrative	25,678	25,215	51,655	49,101
Impairment charges	907	880	1,736	3,179
Depreciation and amortization	28,956	29,538	57,635	58,124
Total costs and operating expenses	1,760,896	1,883,522	3,552,068	3,780,715
Income from operations	6,305	8,695	19,212	26,709
Other expenses:
Interest expense	21,311	22,158	42,683	45,259
Total other expenses	21,311	22,158	42,683	45,259
Loss before income taxes	(15,006)	(13,463)	(23,471)	(18,550)
Income tax benefit	(4,698)	(6,598)	(8,019)	(8,628)
Net loss	$(10,308)	$(6,865)	$(15,452)	$(9,922)

Loss per diluted share:
Loss per diluted share	$(0.45)	$(0.30)	$(0.68)	$(0.44)
Weighted average and potential dilutive shares outstanding	22,859	22,666	22,825	22,641

Selected financial data:
Adjusted EBITDA	$36,168	$39,113	$78,583	$88,012
Payments made for lease finance obligations	$13,142	$12,754	$26,478	$25,642
Merchandise gross profit	$144,759	$141,146	$292,538	$288,039
Merchandise margin	34.0%	33.7%	33.7%	34.0%
Retail fuel data:
Gallons	393,483	407,923	802,146	834,947
Margin per gallon (1)	$0.107	$0.117	$0.113	$0.116
Retail price per gallon	$3.35	$3.55	$3.32	$3.48
Total fuel gross profit	$42,550	$48,439	$91,232	$97,607

Comparable store data:
Merchandise sales %	2.3%	(2.0)%	2.9%	0.1%
Retail fuel gallons %	(3.2)%	(7.9)%	(3.6)%	(6.3)%

Number of stores:
End of period	1,534	1,568	1,534	1,568
Weighted-average store count	1,537	1,571	1,540	1,572

(1) Fuel margin per gallon represents fuel revenue less cost of product and expenses associated with credit card processing fees and repairs and maintenance on fuel equipment. Fuel margin per gallon as presented may not be comparable to similarly titled measures reported by other companies.

The Pantry, Inc.
Unaudited Condensed Consolidated Balance Sheets
(In thousands)

	March 27, 2014	September 26, 2013
ASSETS
Cash and cash equivalents	$9,694	$57,168
Receivables	64,442	64,936
Inventories	145,724	132,229
Prepaid expenses and other current assets	21,420	19,120
Deferred income taxes	15,637	18,698
Total current assets	256,917	292,151

Property and equipment, net	889,010	902,796
Goodwill and other intangible assets	440,801	440,982
Other noncurrent assets	80,094	79,297
Total assets	$1,666,822	$1,715,226

LIABILITIES AND SHAREHOLDERS' EQUITY
Current maturities of long-term debt	$2,550	$2,550
Current maturities of lease finance obligations	11,004	11,018
Accounts payable	154,196	153,693
Other accrued liabilities	99,451	114,400
Total current liabilities	267,201	281,661

Long-term debt	497,321	498,414
Lease finance obligations	428,177	434,022
Deferred income taxes	48,485	59,182
Deferred vendor rebates	8,040	10,152
Other noncurrent liabilities	108,208	108,096
Total shareholders' equity	309,390	323,699
Total liabilities and shareholders' equity	$1,666,822	$1,715,226

The Pantry, Inc.
Reconciliation of Non-GAAP Financial Measures
(In thousands)

	Three Months Ended		Six Months Ended
	March 27, 2014	March 28, 2013	March 27, 2014	March 28, 2013

Adjusted EBITDA	$36,168	$39,113	$78,583	$88,012
Impairment charges	(907)	(880)	(1,736)	(3,179)
Interest expense	(21,311)	(22,158)	(42,683)	(45,259)
Depreciation and amortization	(28,956)	(29,538)	(57,635)	(58,124)
Income tax benefit	4,698	6,598	8,019	8,628
Net loss	$(10,308)	$(6,865)	$(15,452)	$(9,922)

Adjusted EBITDA	$36,168	$39,113	$78,583	$88,012
Interest expense	(21,311)	(22,158)	(42,683)	(45,259)
Income tax benefit	4,698	6,598	8,019	8,628
Stock-based compensation expense	805	873	1,729	1,725
Changes in operating assets and liabilities	(13,978)	(20,199)	(27,054)	(31,207)
Benefit for deferred income taxes	(4,778)	(6,475)	(7,761)	(8,477)
Other	1,320	1,424	2,724	2,773
Net cash provided (used) by operating activities	$2,924	$(824)	$13,557	$16,195

Additions to property and equipment, net	$(22,480)	$(16,988)	$(52,225)	$(35,358)
Acquisitions of businesses, net	—	(502)	—	(502)
Net cash used in investing activities	$(22,480)	$(17,490)	$(52,225)	$(35,860)

Net cash provided (used) in financing activities	$(3,256)	$2,940	$(8,806)	$(60,519)

Net decrease in cash	$(22,812)	$(15,374)	$(47,474)	$(80,184)

	Three Months Ended
	March 27, 2014			March 28, 2013
	Pre Tax	After Tax	EPS	Pre Tax	After Tax	EPS
Loss, as reported	$(15,006)	$(10,308)	$(0.45)	$(13,463)	$(6,865)	$(0.30)
Impairment charges	907	557	0.02	880	538	0.02
Loss, as adjusted	$(14,099)	$(9,751)	$(0.43)	$(12,583)	$(6,327)	$(0.28)

	Six Months Ended
	March 27, 2014			March 28, 2013
	Pre Tax	After Tax	EPS	Pre Tax	After Tax	EPS
Loss, as reported	$(23,471)	$(15,452)	$(0.68)	$(18,550)	$(9,922)	$(0.44)
Impairment charges	1,736	1,066	0.05	3,179	1,944	0.09
Loss, as adjusted	$(21,735)	$(14,386)	$(0.63)	$(15,371)	$(7,978)	$(0.35)